Exhibit 7.2

Indenture

Between

BARRICK GOLD CORPORATION

and

                    ,

as Trustee

Dated as of             , 201

Subordinated Debt Securities

Cross Reference Table*

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
310(a)	8.09
310(b)	8.08 and 8.10
311(a) and (b)	8.13
311(c)	Not applicable
312(a)	6.01 and 6.02(a)
312(b)	6.02(b)
312(c)	6.02(c)
313(a)	6.04(a)
313(b)	6.04(b)
313(c)	6.04(b)
313(d)	6.04(c)
314(a)	6.03; 5.04
314(b)	Not applicable
314(c)(1) and (2)	14.06
314(c)(3)	Not applicable
314(d)	Not applicable
314(e)	14.06
315(a), (c) and (d)	8.01
315(b)	7.08
315(e)	7.09
316(a)(1)	7.01 and 7.07
316(a)(2)	Omitted
316(a) last sentence	9.04
316(b)	7.04
317(a)	7.02
317(b)	5.03(a)
318(a) and (c)	14.08

*	This Cross-Reference Table does not constitute a part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

(continued)

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v

INDENTURE, dated as of            , 201  , between BARRICK GOLD CORPORATION, a corporation duly organized and existing under the laws of the Province of Ontario (the “Company”) and                    , a                     , as trustee (the “Trustee”).

RECITALS

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in this Indenture.

AND WHEREAS all acts and things necessary to make this Indenture a valid agreement according to its terms have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the benefit of each other and for the equal and ratable benefit of the Holders of Securities or of a series thereof, as the case may be:

ARTICLE I

Definitions

SECTION 1.01.    Definitions of Terms. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

Affiliate:

The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agent:

The term “Agent” shall mean any Security Registrar, Paying Agent or DTC Custodian.

Authenticating Agent:

The term “Authenticating Agent” shall mean any agent of the Trustee appointed and acting pursuant to Section 8.14.

Board of Directors:

The term “Board of Directors” shall mean the Board of Directors of the Company or any committee of such Board which is duly authorized.

Board Resolution:

The term “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or a committee thereof or other persons to whom authority has been duly delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day:

The term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in New York City, New York, USA or Toronto, Ontario, Canada are obligated or authorized by law to close.

Capital Stock:

The term “Capital Stock” shall mean:

(a)     with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(b)     with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

Commission:

The term “Commission” shall mean the Securities and Exchange Commission created under the Exchange Act, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

Company:

The term “Company” shall mean the Person named as the “Company” in the first paragraph of this Indenture until any successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

Company Order:

The term “Company Order” shall mean a written order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, and by its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, its Secretary or any Assistant Secretary, and delivered to the Trustee.

Corporate Trust Office of the Trustee:

The term “Corporate Trust Office of the Trustee” shall mean the designated office of the Trustee at which, at any particular time, its corporate trust business in respect of this Indenture shall be administered, which office at the date hereof is located at                                        , Attention:                    , or such other address as the Trustee may designate from time to time by notice to the Company or the principal corporate trust office of any successor trustee (or such other address as a successor trustee may designate from time to time by notice to the Company).

Default:

The term “Default” shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

Definitive Security:

“Definitive Security” shall mean a certificated Security substantially in the form of Exhibit A hereto and registered in the name of the Holder thereof and issued in accordance with Section 2.01 hereof.

Depositary:

The term “Depositary,” with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, shall mean DTC, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

DTC:

The term “DTC” shall mean the Depository Trust Company, a New York corporation, and its successors.

DTC Custodian:

The term “DTC Custodian” shall mean the Trustee as custodian with respect to the Global Securities or any successor entity thereto.

Exchange Act:

The term “Exchange Act” shall mean the Securities Exchange Act of 1934 and any successor thereto, in each case as amended from time to time.

Foreign Government Obligations:

The term “Foreign Government Obligations” shall mean direct non-callable obligations of, or non-callable obligations guaranteed by, (a) a government other than that of the United States or (b) an agency of such a government, in each case for the payment of which obligations or guarantee the full faith and credit of such government is pledged.

Given:

The term “given,” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (a) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Security) or (b) sent to such Holder by first class mail, postage prepaid, at its address or by electronic transmission at its email address as it appears on the Security Register, in each case in accordance with Section 14.11. Notice so “given” shall be deemed to include any notice to be “mailed,” “sent” or “delivered,” as applicable, under this Indenture.

Global Securities:

The term “Global Securities” shall mean one or more Securities, substantially in the form of Exhibit A hereto, as appropriate, that bear the Global Securities Legend and that have the “Schedule of Exchanges of Interests in the Global Security” attached thereto, that are deposited with or on behalf of and registered in the name of the Depositary, and issued in accordance with Section 2.01 or Section 2.11.

Global Securities Legend:

The term “Global Securities Legend” shall mean the legend set forth in Section 2.11(g), which is required to be placed on all Global Securities issued under this Indenture.

IASB:

The term “IASB” shall mean the International Accounting Standards Board.

IFRS:

The term “IFRS” shall mean International Financial Reporting Standards as issued by the IASB in effect from time to time or, if different and if then used by the Company for the Company’s public financial reporting purposes in Canada, generally accepted accounting principles in Canada or the United States of America.

Indenture:

The term “Indenture” shall mean this instrument as originally executed or if amended or supplemented as herein provided, as so amended or supplemented.

Indirect Participant:

The term “Indirect Participant” shall mean a Person who holds a beneficial interest in a Global Security through a Participant.

Interest Payment Date:

The term “Interest Payment Date,” when used with respect to any Security, shall mean the date specified in such Security as the fixed date on which an installment of interest on such Security is due and payable.

Issue Date:

The term “Issue Date” shall mean, with respect to any series of Securities, the first date on which Securities of such series are issued under this Indenture.

Maturity:

The term “maturity,” when used with respect to any series of Securities, shall mean the date on which all or a portion of the principal of such Securities becomes due and payable as therein or herein provided, whether at the stated maturity thereof or by declaration of acceleration, call for redemption or otherwise.

Officers’ Certificate:

The term “Officers’ Certificate,” when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 14.06 if and to the extent required by the provisions of such Section.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.06 if and to the extent required by the provisions of such Section.

Original Issue Discount Security:

The term “Original Issue Discount Security” shall mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.

Outstanding:

The term “Outstanding,” when used with reference to Securities of any series, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Securities of such series authenticated and delivered by the Trustee under this Indenture, except:

(a)    Securities theretofore canceled by the Trustee or delivered to the Company or the Trustee for cancelation;

(b)    Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that, if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article III, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c)    Securities, or portions thereof, which shall have been discharged pursuant to Section 4.01 or as to which Legal Defeasance has been effected pursuant to Section 4.03; and

(d)    Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which have been paid, pursuant to the terms of Section 2.06.

In determining whether the Holders of the requisite aggregate amount of Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.

In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of all series voting as a class have concurred in any request, demand, authorization, direction, notice, consent or waiver under this Indenture as of any date, the principal amount of a Security denominated in any foreign currency or units that shall be deemed to be Outstanding for such purposes shall be the amount of United States dollars that could be obtained for the principal amount of such Security as denominated in such currency or currency unit on the basis of the spot rate of exchange for such currency or currency unit into United States dollars as of such date.

Participant:

The term “Participant,” with respect to the Depositary, shall mean a Person who has an account with the Depositary.

Paying Agent:

The term “Paying Agent” shall mean any Person authorized by the Company to pay the principal of or any premium or interest on the Securities of any series on behalf of the Company.

Person:

The term “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Place of Payment:

The term “Place of Payment shall mean, when used with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 2.02(g) and 5.02.

Regular Record Date:

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series shall mean the date specified for that purpose as contemplated by Section 2.03.

Responsible Officer:

The term “Responsible Officer” or “Responsible Officers” when used with respect to the Trustee shall mean one or more of the following: the chairman of the board of directors, the vice chairman of the board of directors, the chairman of the executive committee, the president, any vice president, the secretary, the treasurer, any trust officer, any assistant trust officer, any second or assistant vice president, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, who shall have direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

Securities Act:

The term “Securities Act” shall mean the Securities Act of 1933 and any successor thereto, in each case as amended from time to time.

Security or Securities:

The terms “Security” or “Securities” shall mean any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

Securityholder:

The terms “Securityholder,” “Holder of Securities” or other similar terms, shall mean any person in whose name at the time a particular Security is registered on the Security Register.

Senior Debt:

The term “Senior Debt” shall mean (1) debt for borrowed money of the Company, whether outstanding on the date hereof or thereafter incurred; and (2) all other obligations of the Company (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding) in respect of debt described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such debt or other obligations are subordinate or pari passu in right of payment to the Securities; provided, however, that Senior Debt shall not include (a) any liability for federal, provincial, state, local or other taxes owed or owing by such the Company or (b) any accounts payable or other liability to trade creditors arising in the ordinary course of business.

Subsidiary:

The term “Subsidiary” shall mean any Person of which at least a majority of the outstanding Capital Stock having by the terms thereof ordinary voting power to elect a majority of the directors or similar governing body of such Person, irrespective of whether or not at the time stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency, is at the time owned or controlled directly or indirectly by the Company or by one or more Subsidiaries thereof or by the Company and one or more Subsidiaries.

Trustee:

The term “Trustee” shall mean                    until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder. The term “Trustee” as used with respect to a particular series of the Securities shall mean only the Trustee with respect to that series.

Trust Indenture Act:

The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

U.S. Government Obligations:

The term “U.S. Government Obligations” shall mean direct non-callable obligations of, or non-callable obligations guaranteed as to full and timely payment by, the United States or an agency thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

SECTION 1.02.    Other Definitions.

Term	Defined in Section
“Covenant Defeasance”	4.04
“Event of Default”	7.01
“Legal Defeasance”	4.03
“mandatory sinking fund payment”	3.03
“Notice of Default”	7.01
“optional sinking fund payment”	3.03
“Security Register”	2.05
“Security Registrar”	2.05
“sinking fund payment date”	3.03

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act’s reference to another statute or defined by rules and regulations of the Commission under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.04.    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)    “or” is not exclusive;

(d)    words in the singular include the plural, and in the plural include the singular;

(e)    references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(f)    unless the context otherwise requires, any reference to an “Article,” a “Section” or a “Subsection” refers to an Article, a Section or a Subsection, as the case may be, of this Indenture; and

(g)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

ARTICLE II

Form, Issue, Execution, Registration and Exchange of Securities

SECTION 2.01.    Forms Generally; Global Securities. (a) The Securities of each series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A hereto or as provided in a Board Resolution, an Officers’ Certificate or one or more indentures supplemental hereto and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture or any relevant Board Resolution, Officers’ Certificate or indenture supplemental hereto, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange on which Securities of that series may be listed, or to conform to usage. If the form of Securities of any series is established by a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery to the Trustee of the Company Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

(b)    Global and Definitive Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Securities Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form, if any, shall be substantially in the form of Exhibit A attached hereto (but without the Global Securities Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto) and shall be printed, lithographed or engraved or produced by a combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officer or officers of the Company executing such Securities, as evidenced by their execution of such Securities. Each Global Security shall represent such of the Outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, payments and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.11 hereof.

(c)    Exchange of Global Security For Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities of any series shall not be entitled to receive Definitive Securities in exchange for their beneficial interests in a Global Security. Definitive Securities shall be transferred to all beneficial owners of a series in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee and Security Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to such series has occurred and is continuing and the Security Registrar has received a request from the Depositary.

In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so exchanged.

The terms and provisions contained in Securities shall constitute, and are hereby expressly made, a part of this Indenture, only with respect to Securities of the particular series, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02.    Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and each series shall be subordinated and subject in right to all Senior Debt in accordance with Article XV. There shall be established in a Board Resolution, an Officers’ Certificate or one or more indentures supplemental hereto, prior to the issuance of Securities of any series, the terms of Securities of such series, including:

(a)    the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities);

(b)    any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series under Sections 2.01, 2.05, 2.06, 2.11, 3.02, 11.04 and 12.02);

(c)    the date or dates on which the principal of, and premium, if any, on the Securities of such series is payable or the manner of determining the same;

(d)    the rate or rates (which may be fixed or variable) at which the Securities of such series shall bear interest, if any, or the method of calculation of such a rate or rates, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the determination of Holders of such Securities to whom interest is payable on any Interest Payment Date;

(e)    if other than in United States dollars, the currency or currencies (which may be any foreign currency or units) in which the principal of, and premium, if any, and interest on Securities of such series shall be payable;

(f)    if the currency in which principal of, and premium, if any, and interest on such Securities may be payable is to be at the election of the Company or the Holders thereof, the period or periods within which, and the terms and conditions upon which, such election may be made;

(g)    the place or places where the principal of, and premium, if any, and interest on the Securities of such series shall be payable, where the Securities of such series may be presented for registration of transfer and for exchange and where notices to or upon the Company in respect of such Securities may be served (if other than or in addition to the offices and agencies of the Company named in Section 5.02);

(h)    the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise, if the Company shall have such option;.

(i)    the obligation, if any, of the Company to redeem or purchase Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(j)    if other than denominations of $2,000 and any integral multiple of $1,000 (or the equivalent thereof in any foreign currency or units), the denominations in which Securities of such series shall be issuable;

(k)    if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 7.01 (or the method by which such portion shall be determined);

(l)    additional Events of Default with respect to Securities of such series, if any, other than those set forth herein;

(m)    if other than the Trustee named in the first paragraph of this Indenture or a successor trustee appointed pursuant to Section 8.10, the Trustee with respect to the Securities of such series;

(n)    any Paying Agent (if other than the Trustee), Authenticating Agent or Security Registrar with respect to the Securities of such series;

(o)    if the Securities of the series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if other than as set forth in Section 2.01 or Section 2.11, upon which such Global Security may be exchanged in whole or in part for other individual Definitive Securities of such series, the Depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the Global Securities Legend;

(p)    the terms, if any, upon which the Securities of the series may be convertible into or exchanged for any of the Company’s common shares, preferred shares, other debt securities or warrants for common shares, preferred shares or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(q)    the applicability of, and any changes or additions to Article IV;

(r)    the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in Articles V or XII which applies to Securities of the series;

(s)    the terms applicable to Original Issue Discount Securities, including the rate or rates at which original issue discount will accrue; and

(t)    any other terms of Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to issue date, issue price, the first Interest Payment Date and the first date from which interest will accrue. Unless otherwise provided, any series of Securities may be reopened for issuances of additional Securities of such series.

If any of the terms of such series are established by a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery to the Trustee of the Company Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

SECTION 2.03.    Denominations, Dates, Interest Payment and Record Dates. The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 2.02. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 (or the equivalent thereof in any foreign currency or units).

Each Security shall be dated the date of its authentication and shall bear interest from such date, which shall be payable on such date or dates, as shall be specified as contemplated by Section 2.02.

The person in whose name any Security of any series is registered at the close of business on any Regular Record Date applicable to a particular series with respect to any Interest Payment Date for such series shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancelation of such Security upon any registration of transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date for such series, such defaulted interest shall be paid to the persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date established by notice given by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest. The term “Regular Record Date” used with respect to any Interest Payment Date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such Interest Payment Date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such Interest Payment Date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such Regular Record Date is a Business Day.

SECTION 2.04.    Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile. In the case of Definitive Securities of any series, such signatures may be imprinted or otherwise reproduced on such Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of than have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. In authenticating such Securities, and in accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon:

(a)    a Board Resolution setting forth the form and the terms of the Securities of such series;

(b)    an executed supplemental indenture, if any, creating such series of Securities;

(c)    an Officers’ Certificate, if any, setting forth the form and the terms of the Securities of such series; and

(d)    an Opinion of Counsel stating:

(i)    if the form of such Securities has been established by a Board Resolution, Officers’ Certificate or supplemental indenture as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(ii)    if the terms of such Securities have been established by a Board Resolution, Officers’ Certificate or supplemental indenture as permitted by Section 2.02, that such terms have been established in conformity with the provisions of this Indenture;

(iii)    that this Indenture and any supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(iv)    that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such series.

The Trustee shall not be required to authenticate, or to cause any Authenticating Agent to authenticate, Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Unless otherwise provided in the form of Securities of any series, each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form set forth in Exhibit A hereto or in an indenture supplemental hereto, executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 2.05.    Exchange and Registration of Transfer of Securities. Securities may be exchanged for one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount. Securities to be exchanged shall be surrendered at any of the offices or agencies to be maintained by the Company for such purpose as provided in Section 5.02, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive.

The Company shall keep, at one of said offices or agencies, a register or registers (each, a “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register or cause to be registered Securities and shall register or cause to be registered the transfer of Securities as in this Article II provided. Each Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such Security Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Security at any such office or agency, the Company shall execute and register or cause to be registered and the Trustee shall authenticate and deliver in the name of the transferee or transferees one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company or the Security Registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar, as applicable, duly executed by, the Holder or the attorney of such Holder duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to exchange or register a transfer of (a) Securities of any series for a period of 15 days next preceding any selection of Securities of that series to be redeemed; (b) any Securities selected, called or being called for redemption or tendered for purchase (and not withdrawn) except, in the case of any Security to be redeemed or tendered in part, the portion thereof not to be so redeemed or tendered; or (c) any Securities between a Regular Record Date and the next succeeding Interest Payment Date.

Additional provisions with respect to Global Securities are set forth in Section 2.11 and the provisions of this Section 2.05 are, with respect to Global Securities, subject to such Section 2.11.

SECTION 2.06.    Mutilated, Destroyed, Lost or Stolen Securities. In case any Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may, and upon satisfaction of the requirements of the next succeeding sentence shall, execute, and upon its request the Trustee shall authenticate and deliver, a new Security of the same series and of like form and principal amount and bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company, the Trustee, any Paying Agent, Authenticating Agent or Security Registrar such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft of Securities, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Securities and of the ownership thereof.

The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Security, pay or authorize the payment of the same (without surrender thereof except for the case of a mutilated Security) if the applicant for such payment shall furnish to the Company, the Trustee, any Paying Agent, Authenticating Agent or Security Registrar such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every substituted Security of any series issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not such destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.07.    Temporary Securities. Pending the preparation of Definitive Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities of such series (printed, lithographed or otherwise reproduced). Temporary Securities of any series shall be issuable in any authorized denomination and substantially in the form of the Definitive Securities of such Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security of such series shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Securities of such series. Without unreasonable delay the Company will execute and register and will deliver to the Trustee Definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of Definitive Securities. Such exchange shall be made by the Company at its own expense and without any charge therefor to the Securityholders. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series authenticated and delivered hereunder.

SECTION 2.08.    Cancelation of Securities Paid, etc. All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall be surrendered to the Trustee for cancelation and promptly canceled by it and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are canceled by the Trustee.

SECTION 2.09.    Interest Rights Preserved. Each Security of any series delivered under this Indenture upon transfer of, in exchange for or in lieu of any other Security of such series shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security of such series, and each such Security of such series shall be so dated that neither gain nor loss of interest shall result from such transfer, exchange or substitution.

SECTION 2.10.    Computation of Interest. Except as otherwise specified as contemplated by Section 2.02, for Securities of any series, interest, if any, on the Securities of such series shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year (the “calculation period”) is equivalent, is the rate payable under a Security in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

SECTION 2.11.    Book-Entry Provisions for Global Securities.

(a)    This Section 2.11 shall apply only to Global Securities deposited with the Depositary.

(b)    Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary and (ii) be delivered to the custodian for such Depositary.

(c)    Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or any custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

(d)    The registered Holder of a Global Security may grant proxies and otherwise authorize any person to take any action which a Holder is entitled to take under this Indenture or the Securities.

(e)    In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 2.11(b), such Global Security shall be deemed to be surrendered to the Trustee for cancelation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(f)    Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (i) the Depositary for such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(g)    The Global Securities shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(h)    The Trustee and each Agent are hereby authorized to act in accordance with any applicable procedures of the Depositary with respect to any transaction involving a Global Security.

SECTION 2.12.    CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption or exchange or offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange or offers to purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption, exchange or offer to purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE III

Redemption of Securities—Sinking Fund

SECTION 3.01.    Applicability of Article. There may be established by a Board Resolution, Officers’ Certificate or indenture supplemental hereto, redemption, amortization and sinking fund provisions for any series of Securities; and the provisions of this Article III shall be applicable to the Securities of any series that are redeemable prior to their stated maturity or to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 2.02 for Securities of such series.

In addition, the Company and its Affiliates may purchase Securities from the Holders thereof from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices or otherwise. Any Securities purchased by the Company or any of its Affiliates may, at the purchaser’s discretion, be held, resold or canceled.

SECTION 3.02.    Notice of Redemption; Selection of Securities. Notice of redemption to each Holder of Securities of any series to be redeemed as a whole or in part shall be given in the manner provided in Section 14.11 not less than 15 nor more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any Security of any series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

Each such notice shall specify the date fixed for redemption, the places of redemption and the redemption price at which such Securities are to be redeemed (or the manner of calculating such redemption price if not then determinable), any applicable conditions precedent and the procedures for notice to the Trustee and Holders of any failure or delay to satisfy such conditions, and shall state that payment of the redemption price of such Securities or portion thereof to be redeemed will be made on surrender of such Securities at such places of redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that from and after such date interest thereon will cease to accrue. If less than all the Securities of such series are to be redeemed, the notice shall specify the Securities of such series or portions thereof to be redeemed. In case any Security of any series is to be redeemed in part only, the notice which relates to such Security shall state the portion of the principal amount thereof to be redeemed (which, unless otherwise specified pursuant to Section 2.02, shall be $2,000 or any integral multiple thereof, or the equivalent thereof in any foreign currency or units) and shall state that, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

If less than all of the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, in accordance with the applicable rules and procedures of the Depositary, in the case of Global Securities, or, if the Securities are not represented by Global Securities, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series.

SECTION 3.03.    Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment established by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount allowed by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” The last date on which a sinking payment with respect to any series of Securities may be made in each year is herein referred to as the “sinking fund payment date.”

At its option, the Company may reduce or satisfy its obligation to make any mandatory sinking fund payment with respect to Securities of any series by delivering to the Trustee or any Paying Agent at least 45 days before the sinking fund payment date (unless a shorter period shall be acceptable to the Trustee) an Officers’ Certificate stating the election of the Company to have credited against such mandatory sinking fund payment (a) a specified principal amount of Securities of such series which have been acquired (otherwise than by redemption) by the Company at any time, (b) a specified principal amount or Securities of such series which have been called for redemption (otherwise than through operation of the mandatory or optional sinking fund) and which are no longer Outstanding, (c) a specified principal amount of Securities of such series which have been called for redemption through operation of the optional sinking fund and which are no longer Outstanding or (d) any combination of the foregoing. Each Officers’ Certificate shall state the principal amount of Securities of such series issued and Outstanding at the date of such Officers’ Certificate, that no Event of Default with respect to the Securities of such series has occurred and is continuing and that the Securities of such series forming the basis of such credit do not include any Securities of such series theretofore redeemed or called for redemption pursuant to any mandatory sinking fund so credited against any mandatory sinking fund payment pursuant to this Section 3.03, and shall be accompanied by any Securities of such series being so credited which have not theretofore been delivered to the Trustee for cancelation. All Securities of any series made the basis of a credit against a mandatory sinking fund payment with respect to such series shall be credited at 100% of the principal amount thereof.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash plus any unused balance of any preceding sinking fund payments made in cash, and not held for payment or redemption of particular Securities, shall exceed $50,000 (or the equivalent thereof in any foreign currency or units), or such lesser sum as the Company shall have requested with respect to the Securities of any series, the Company shall call for redemption on the relevant sinking fund payment date Securities of such series or portions thereof sufficient to exhaust all such cash as nearly as possible, at the sinking fund redemption price of 100% of principal amount thereof together with accrued interest to the date fixed for redemption. Promptly following the giving to the Trustee or any Paying Agent of the Officers’ Certificates provided for in the preceding paragraph, the Company shall select, in the manner provided in Section 3.02, for redemption on the next sinking fund payment date the Securities of such series or portions thereof to be redeemed, and shall thereupon cause notice of redemption of such Securities to be given in the manner provided in Section 3.02 for the redemption of Securities in part at the option of the Company, except that the notice of redemption shall also indicate that such Securities are being redeemed through operation of the mandatory or optional sinking fund or both, as the case may be. Subject to the provisions of Section 3.04, any sinking fund moneys not so applied to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to such Securities and, together with such payment, shall be applied in accordance with the provisions of this Section 3.03. Any and all sinking fund moneys held on the stated maturity date of the Securities of any series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series, shall be applied, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at maturity.

SECTION 3.04.    Payment of Securities on Redemption; Deposit of Redemption Price. If notice of redemption shall have been given as provided either in Section 3.02 or Section 3.03 and any conditions set forth therein have been satisfied or waived, such Securities or portions of Securities called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together (subject to the proviso below) with interest accrued to the date fixed for redemption of such Securities, and on and after such date, fixed for redemption (provided that the Company shall have deposited prior to such date of redemption the amount sufficient to pay the redemption price together with interest accrued to the date fixed for redemption), interest on the Securities or portions thereof so called for redemption shall cease to accrue and such Securities or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption. On presentation and surrender of such Securities at such a place of payment in such notice specified, such Securities or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, however, that, unless otherwise specified as contemplated by Section 2.02, if the redemption date for a series of Securities falls after a Regular Record Date and prior to the corresponding Interest Payment Date for such series, any accrued interest payable upon such redemption will be payable to the Holders of such Securities registered as such at the close of business on the relevant Regular Record Date according to their terms.

The Company shall not redeem any Securities of any series with sinking fund payments or mail any notice of redemption of Securities of such series during the continuance of any Event of Default with respect to such series, except that where notice of redemption of any Securities or such series theretofore has been mailed, the Company shall redeem such Securities provided that funds have theretofore been deposited for such purpose. Except as aforesaid, with respect to any series of Securities, any moneys in the sinking fund for such series, and any moneys thereafter paid into the mandatory or optional sinking fund for such series, shall during such continuance be held as security for the payment of all the Securities of such series; provided, however, that in case such Event of Default with respect to such series shall have been waived pursuant to this Indenture or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article III.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, and premium, if any, shall until paid bear interest from the date set for redemption at the rate borne by such Security or, in the case of an Original Issue Discount Security, at the rate specified therein.

Upon surrender of any Security redeemed in part only, the Company shall execute and register, and the Trustee shall authenticate and deliver, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unredeemed portion of the Security so surrendered.

ARTICLE IV

Satisfaction and Discharge; Defeasance

SECTION 4.01.    Satisfaction and Discharge. If at any time (a) the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on all the Outstanding Securities of a series as and when the same shall have become due and payable, (b) the Company shall have delivered to the Trustee for cancelation all Securities of a series theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) or (c) (i) all such Securities of a series not theretofore delivered to the Trustee for cancelation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and (ii) the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 4.08 or moneys paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws), U.S. Government Obligations or, in the case of Securities of a series denominated in a foreign currency, Foreign Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash, or a combination of cash and U.S. Government Obligations or Foreign Government Obligations, as the case may be, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers selected by the Company (only if any U. S. Government Obligations or Foreign Government Obligations are so included), without consideration of any reinvestment of interest, to pay at maturity all Outstanding Securities of such series not theretofore delivered to the Trustee for cancelation, including principal, and premium, if any, and interest due or to become due to such date of maturity, as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Company shall be deemed to have been discharged from its obligations with respect to such Securities and this Indenture shall cease to be of further effect with respect to such series (except as to (A) rights of registration of transfer and exchange of Securities of such series, and the Company’s right of optional redemption, (B) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities of such series, (C) rights of Securityholders to receive, solely from the trust fund described in Section 4.05 and as more fully set forth in such Section, payments of principal thereof and premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration of maturity) and remaining rights, if any, of the Holders of Securities of such series to receive sinking fund payments, (D) the rights, obligations and immunities of the Trustee hereunder and (E) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series of Securities.

SECTION 4.02.    Company’s Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time elect to have Section 4.03 or Section 4.04 applied to any Securities or any series of Securities, as the case may be, upon compliance with the conditions set forth in Section 4.05.

SECTION 4.03.    Legal Defeasance. Upon the Company’s exercise under Section 4.02 hereof to have this Section 4.03 applied to any series of Securities, the Company shall be deemed to have been discharged from its obligations with respect to such Securities on and after the date the conditions set forth in Section 4.05 are satisfied (hereinafter called “Legal Defeasance”). For this purpose, “Legal Defeasance” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

(a)    the rights of Holders of such Securities to receive, solely from the trust fund described in Section 4.05 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due;

(b)    the Company’s obligations with respect to such Securities under Sections 2.05, 2.06, 2.11 and 5.02;

(c)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company in connection therewith; and

(d)    the Legal Defeasance provisions of this Article IV.

Subject to compliance with this Article IV, the Company may exercise its option to have this Section applied to Securities of any series notwithstanding the prior exercise of its option to have Section 4.04 applied to such Securities.

SECTION 4.04.    Covenant Defeasance. Upon the Company’s exercise of its option under Section 4.02 hereof to have this Section 4.04 applied to any series of Securities, (a) the Company shall be released from its obligations under Sections 5.03 through 5.04, inclusive, Section 6.03, Section 12.01, any covenants provided pursuant to Sections 11.01(b) or 11.01(i) and any covenants made applicable to such series of Securities that are subject to defeasance pursuant to the terms of the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of such Securities pursuant to Section 2.02 and (b) the failure to comply with the terms of any such Sections or any such additional covenants or any additional Events of Default provided pursuant to Sections 11.01(b) or 11.01(i) and any Events of Default made applicable to such series of Securities that are subject to defeasance pursuant to the terms of the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of such Securities pursuant to Section 2.02 shall be deemed not to be or result in a Default or an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 4.05 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or any such additional covenant or Event of Default, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and the payment of the Securities may not be accelerated because of any such failure to comply or Event of Default, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 4.05.    Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 4.03 or Section 4.04 to any series of Securities, as the case may be:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Securities, cash in U.S. dollars, U.S. Government Obligations or, in the case of Securities of a series denominated in a foreign currency, Foreign Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers selected by the Company (only if any U. S. Government Obligations or Foreign Government Obligations are so included), without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that:

(i)    the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)    since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)    in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders and beneficial owners of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)     the Company shall have delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Revenue Agency to the effect that the Holders and beneficial owners of such Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such Legal Defeasance and Covenant Defeasance and will be subject to Canadian federal and provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Legal Defeasance or Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such Outstanding Securities include Holders who are not resident in Canada);

(e)    no Default or Event of Default shall have occurred and be continuing with respect to such series of Securities on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(f)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default or an Event of Default under this Indenture with respect to such series of Securities (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; and

(g)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance with respect to such series of Securities have been complied with.

SECTION 4.06.    Deposited Moneys and Securities To Be Held in Trust by Trustee. All moneys and Securities deposited with the Trustee pursuant to Section 4.01 or Section 4.05 shall be held in trust and applied by it to the payment either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and premium, if any, and interest.

SECTION 4.07.    Paying Agent To Repay Moneys Held. Upon the satisfaction and discharge of this Indenture with respect to the Securities of any series (including by way of Legal Defeasance) all moneys then held by any Paying Agent of the Securities of such series (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 4.08.    Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee for payment of the principal of or premium, if any, or interest on the Securities of any series and not applied but remaining unclaimed by the Holders of the Securities of such series for two years after the date upon which the principal of or premium, if any, or interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease, and any Holder of any of the Securities of such series shall thereafter look only to the Company for any payment which such Holder may be entitled to collect.

SECTION 4.09.    Reinstatement. If the Trustee is unable to apply any money, U.S. Government Obligations or Foreign Government Obligations in accordance with this Article IV by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligation under this Indenture with respect to the Securities of any series to which such money, U.S. Government Obligations or Foreign Government Obligations were to have been applied shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 or Section 4.05; until such time as the Trustee is permitted to apply such money, U.S. Government Obligations or Foreign Government Obligations in accordance with Section 4.01 or Section 4.05; provided, however, that if the Company has made any payment of interest or premium, if any, on or principal of any Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, U.S. Government Obligations or Foreign Government Obligations held by the Trustee.

ARTICLE V

Covenants of the Company

SECTION 5.01.    Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of the Holders each series of Securities that it will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 5.02.    Office for Notices and Payments, etc. So long as any of the Securities remain Outstanding, the Company (a) will maintain in each Place of Payment an office or agency where the Securities may be presented for registration of transfer and for exchange as provided in this Indenture, and where, at any time when the Company is obligated to make a payment upon Securities of any series (other than an interest payment as to which it has exercised its option to make such payment by check), the Securities may be presented for payment and (b) shall maintain at any such office or agency and at its principal office, an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of each such office or agency and of any change or location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the Corporate Trust Office of the Trustee.

SECTION 5.03.    Provision as to Paying Agent. (a) Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any series, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.03:

(i)    that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series;

(ii)    that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of and premium, if any, or interest on the Securities of such series when the same shall be due and payable; and

(iii)    that it will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(b)    If the Company shall act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of and premium, if any, or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal and premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of and premium, if any, or interest on the Securities of such series when the same shall become due and payable.

(c)    Anything in this Section 5.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any Paying Agent hereunder, as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained.

(d)    Anything in this Section 5.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.03 is subject to Sections 4.07 and 4.08.

SECTION 5.04.    Annual Statement. So long as any Securities remain Outstanding, the Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year immediately following the date of the initial issuance of Securities under this Indenture, an Officers’ Certificate (that need not comply with Section 14.06) from the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided for hereunder).

ARTICLE VI

Securityholders Lists and Reports by the Company and the Trustee

SECTION 6.01.    Securityholders Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of each series (in each case to the extent (and only to the extent) such information is known to the Company):

(a)    semi-annually at least 15 days after each Regular Record Date for the payment of interest on Securities of such series, and

(b)    at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished;

provided, however, that so long as the Trustee shall be the Security Registrar of the Securities of such series, such list shall not be required to be furnished.

SECTION 6.02.    Preservation of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in the capacity as Security Registrar for the Securities of such series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b)    Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture.

(c)    Each Holder of Securities of any series, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor the Authenticating Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with the Trust Indenture Act, regardless of the source from which such information was derived.

SECTION 6.03.    Reports by the Company. The Company shall file with the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. It is expressly understood that materials transmitted electronically by the Company to the Trustee or filed pursuant to the Commission’s EDGAR system (or any successor electronic filing system) shall be deemed filed with the Trustee and transmitted to Holders for purposes of this Section 6.03.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 6.04.    Reports by the Trustee. (a) The Trustee shall transmit to Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each March 31 following the date of the initial issuance of Securities under this Indenture deliver to Securityholders a brief report, dated as of such March 31, which complies with the provisions of such Section 313(a).

(b)    The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(c)    A copy of each such report shall, at the time of such transmission to all Securityholders, be filed by the Trustee with each national securities exchange, if any, upon which the Securities of any series are listed and also with the Commission. The Company shall notify the Trustee when any series of Securities is listed by the Company on any national securities exchange.

ARTICLE VII

Remedies of the Trustee and Securityholders on Event of Default

SECTION 7.01.    Events of Default. Each of the following constitutes an “Event of Default” with respect to the Securities of any series:

(a)    default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(b)    default in the payment of the principal of or premium, if any, on any Securities of such series or in the payment of any mandatory sinking fund payment as and when the same shall become due and payable at the maturity thereof (whether at the stated maturity thereof or upon declaration of acceleration or call for redemption or otherwise);

(c)    failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in the Securities of such series or in this Indenture (other than a covenant or agreement, the performance of which or the breach of which is included in this Indenture or an indenture supplemental hereto solely for the benefit of a series of Securities other than that series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee by registered mail or by overnight air courier guaranteeing next day delivery, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such series at the time Outstanding;

(d)    any additional Event of Default established with respect to the Securities of such series pursuant to Section 2.02;

(e)    the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), each as now constituted or hereafter amended, or any other applicable federal, provincial or. state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(f)    the filing by the Company of a petition or answer or consent seeking relief under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), each as now constituted or hereafter amended, or any other applicable federal, provincial or state bankruptcy, insolvency or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the failure of the Company generally to pay its debts as such debts become due, or the taking of corporate action by the Company in furtherance of any such action.

If an Event of Default (other than an Event of Default specified in Section 7.01(e) or 7.01(f)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal of all the Securities of such series (or, if the Securities of such series are Original Issue Discount Securities, such portion as may be specified in the terms of such series) to be due and payable immediately and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(e) or 7.01(f) occurs and is continuing, the aggregate principal amount of, premium, if any, and accrued but unpaid interest on all Outstanding Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

If, at any time after the principal (or, if the Securities of such series are Original Issue Discount Securities, such portion as may be specified in the terms of such series) of the Securities of such series shall have been so declared due and payable (except due to an Event of Default in the payment of the principal of or premium or interest on any Security), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Securities of such series and the principal of and premium, if any, on any and all Securities of such series which shall have become due otherwise than by acceleration, with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Securities of such series (or, in the case or Original Issue Discount Securities, at the rate or respective rates specified in the terms of such Securities), to the date of such payment or deposit and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any and all defaults under this Indenture, other than the non-payment of principal of and accrued interest on Securities of such series which shall have become due by acceleration of maturity, shall have been remedied, then and in every such case the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

SECTION 7.02.    Payment of Securities on Default; Suit Therefor. The Company covenants that (a) in case of any default in the payment of any installment of interest upon any of the Securities of any series as and when the same shall become due and payable, and if such default shall have continued for a period of 30 days, or (b) in case of any default in the payment of the principal of and premium, if any, on any the Securities of any series as and when the same shall have become due and payable, whether at maturity of the Securities of such series or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of such series, the whole amount that then shall have so become due and payable on all such Securities of such series, for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Securities of such series (or, in the case of Original Issue Discount Securities, at the rate or respective rates specified in the terms of such Securities) and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or wilful misconduct.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Securities of the particular series and collect in the manner provided by law out of the property of the Company or any other obligor on such series of Securities wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Securities of any series under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any similar judicial proceedings relative to the Company or other obligor upon the Securities of any series, or as the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such series are Original Issue Discount Securities, such principal amount as may be specified in the terms of such series) and premium, if any, and interest owing and unpaid in respect of the Securities of such series, and, in case of any judicial proceedings, to file such proofs and claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Securities of such series allowed in such judicial proceedings relative to the Company or any other obligor on the Securities of such series, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of any series of Securities, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees and expense incurred by it up to the date of such distribution. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series may be enforced by the Trustee without the possession of any of the Securities of such series, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the series of Securities in respect of which such action was taken.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent or to accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 7.03.    Application of Moneys Collected by Trustee. Subject to the subordination provisions in this Indenture, any moneys or property collected by the Trustee, and after an Event of Default any moneys or other property distributable in respect of the Company’s obligations under this Indenture with respect to any series of Securities, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities of such series, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee pursuant to Section 8.06.

SECOND: In case the principal of the Outstanding Securities of such series in respect of which such moneys have been collected shall not have become due and be unpaid, to the payment of interest on the Securities of such series, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest as the rate borne by the Securities of such series (or, in the case of Original Issue Discount Securities, at the rate or respective rates specified in the terms of such Securities), such payments to be made ratably to the persons entitled thereto.

THIRD: In case the principal of the Outstanding Securities of such series in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities of such series (or, in the case of Original Issue Discount Securities, at the rate or respective rates specified in the terms of such Securities); and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to the same, or as a court of competent jurisdiction may determine.

SECTION 7.04.    Proceedings by Securityholders. No Holder of any Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to the Securities of such series and of the continuance thereof, (b) the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder, (c) such Holder or Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (d) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more Holders of Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities of the same series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the same series.

Notwithstanding any other provisions in this Indenture, however, the rights of any Holder of any Security to receive payment of the principal of and premium, if any, and interest on such Security, on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired without the consent of such Holder.

SECTION 7.05.    Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 7.06.    Remedies Cumulative and Continuing. All powers and remedies given by this Article VII to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Securities in exercising any right or power accruing upon default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article VII or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

SECTION 7.07.    Direction of Proceedings and Waiver of Defaults by Majority of Securityholders. With respect to the Securities of any series, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed conflicts with this Indenture or may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers shall determine that the action or proceeding so directed could involve the Trustee in personal liability or would be unduly prejudicial to the rights of Securityholders not joining in such directions (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders). The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such directions. Prior to any declaration accelerating the maturity of the Securities of any series, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may on behalf of all of the Holders of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a default in the payment of principal of, or premium, if any, or interest on the Securities of such series. Upon any such waiver the Company, the Trustee and the Holders of the Securities of such series (or of all Securities, as the case may be) shall be restored to their former positions and rights thereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Wherever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Securities so affected and this Indenture to be deemed to have been cured and to be not continuing.

SECTION 7.08.    Notice of Default. The Trustee shall, within 90 days after the occurrence of a Default with respect to the Securities of any series, give to all Holders of the Securities of such series, in the manner provided in Section 14.11, notice of all Defaults actually known to a Responsible Officer of the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice. Except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in the making of any mandatory sinking fund payment, the Trustee shall be protected in withholding such notice if and so long as its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series. The Trustee shall not be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee assigned to the corporate trust division of the Trustee shall have actual knowledge of such Default or Event of Default.

SECTION 7.09.    Undertaking To Pay Costs. All parties to this Indenture agree and each Holder of any Securities by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, or to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Security of any series on or after the due date expressed in such Security.

ARTICLE VIII

Concerning the Trustee

SECTION 8.01.    Duties and Responsibilities of Trustee. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default with respect to the Securities of such series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of any series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(a)    prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all Events of Default with respect to such Securities which may have occurred,

(i)    the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Indenture; and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of no less than a majority in principal amount of the Holders of the Securities of a particular series at the time Outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon, the Trustee under this Indenture.

(d)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(e)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 8.01.

SECTION 8.02.    Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 8.01:

(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demands of the Company mentioned herein shall be sufficiently evidenced by a Company Order or an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)    the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Securities of any series, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)    the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)    prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the then Outstanding Securities of all series affected; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require security or indemnity reasonably satisfactory to it against such expense or liability as a condition to so proceeding;

(g)    no provision of this Indenture shall require the Trustee to extend or risk its own funds or otherwise incur any financial liability in its performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(h)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents or attorneys; provided, however, that the Trustee shall not be liable for the conduct or acts of any such agent or attorney that shall have been appointed in accordance herewith with due care;

(i)    the rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(j)    in no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)    the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officers’ Certificates, Company Orders and any other matters or directions pursuant to this Indenture; and

(l)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 8.03.    No Responsibility for Recitals, etc. The recitals contained herein and in the Securities of any series (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Indenture or of the Securities of any series. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or for any money paid to the Company or upon the Company’s directions under any provision of this Indenture. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company, and shall not be responsible for any statement in any document used in connection with the sale of any Securities.

SECTION 8.04.    Trustee, Paying Agent or Security Registrar May Own Securities. The Trustee and any Paying Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

SECTION 8.05.    Money To Be Held in Trust. Subject to the provisions of Section 4.08, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it thereunder.

SECTION 8.06.    Compensation and Expenses of Trustee. The Company covenants and agrees to pay to Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or wilful misconduct. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or wilful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a Lien prior to that of the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of any particular series of Securities. The obligations of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee subject to the provisions of Articles IV and VIII. When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 7.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy law. “Trustee” for the purposes of this Section 8.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or wilful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 8.07.    Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture in reliance thereon.

SECTION 8.08.    Conflicting Interest of Trustee. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. There shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act, to the extent permitted by such Act, each series of Securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

SECTION 8.09.    Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

SECTION 8.10.    Resignation or Removal of Trustee. (a) The Trustee may at any time upon 30 days’ notice resign with respect to one or more or all series of Securities by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders of the affected series of Securities at their addresses as they shall appear on the registry books of the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the affected series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted such appointment with respect to any series within 60 days after the mailing of such notice of resignation to the Holders of the Securities of such series, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the affected series for at least six months may, subject to the provisions of Section 7.09, on behalf of such Securityholder and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In the case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with the provisions of Section 8.08 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities of the affected series for at least six months;

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request thereof by the Company or by any such Securityholder; or

(iii)    the Trustee shall become incapable of acting, or shall be adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to any affected series of Securities upon 30 days’ notice and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, on behalf of such Securityholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of the successor trustee with respect to such series. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may at any time upon 30 days’ notice remove the Trustee with respect to such series and nominate with respect to such series a successor trustee which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder of a Security of such series, upon the terms and conditions and otherwise as provided in Section 8.10(a), may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to such series.

(d)    Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

SECTION 8.11.    Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series herein; but nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 8.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be a trustee of a trust or trusts under separate indentures.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Securities of any series for which such successor trustee is acting as trustee as the names and addresses of such Holders appear on the registry books. If the Company fails to mail notice in the prescribed manner within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

SECTION 8.12.    Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificates of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 8.13.    Limitations on Rights of Trustee as a Creditor. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall continue to be subject to Section 311(a) of the Trust Indenture Act.

SECTION 8.14.    Authenticating Agent. There may be one or more Authenticating Agents appointed by the Trustee with power to act on its behalf and subject to its direction in the authentication and delivery of Securities of one or more series and in connection with transfers and exchanges under Sections 2.04, 2.05, 2.06, 2.07, 2.11, 3.02, 11.04 and 12.02, as fully to all intents and purposes as though such Authenticating Agents had been expressly authorized by those Sections to authenticate and deliver Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities by any Authenticating Agent pursuant to this Section 8.14 shall be deemed to be the authentication and delivery of such Securities by the Trustee. One of any such Authenticating Agents shall at all times be a bank or trust company having its principal office in the Borough of Manhattan, The City and State of New York, and of the character and qualification set forth in Section 8.09.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation reaching from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor Person is otherwise eligible under this Section 8.14, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

Any Authenticating Agent may at any time resign with respect to any series of Securities by giving written source of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice or termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible with respect to any series of Securities under this Section 8.14, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail, in the manner provided in Section 14.11, notice of such appointment to the Holders of Securities of the affected series.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and the Trustee shall be required to be reimbursed for such payments subject to Section 8.06.

The provisions of Sections 8.02, 8.03, 8.04, 8.06, and 9.03 shall be applicable to any Authenticating Agent.

ARTICLE IX

Concerning the Securityholders

SECTION 9.01.    Action by Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed by writing, (b) by the record of such Securityholders voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

SECTION 9.02.    Proof of Execution by Securityholders. Subject to the provisions of Sections 8.01 and 10.05, proof of the execution of any instruments by a Securityholder or the agent or proxy for such Securityholder shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the registry books of the Company or by a certificate of the Security Registrar.

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 10.06.

SECTION 9.03.    Persons Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, Authenticating Agent and Security Registrar may deem the person in whose name any Security shall be registered upon the Security Register of the Company to be, and may treat them as the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.02) interest, if any, on such Security, and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor the Authenticating Agent nor any Security Registrar shall be affected by any notice to the contrary. All such payments shall be valid and effective to satisfy and discharge the liability upon any such Security to the extent of the sum or sums to be paid.

SECTION 9.04.    Company-Owned Securities Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent or waiver under this Indenture, the Securities of that series which are owned by the Company or any other obligor on the Securities of that series or by an Affiliate of the Company or any other obligor on the Securities shall be disregarded and declared not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not an Affiliate. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 9.05.    Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as it concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and on all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon such Security or such other Securities.

SECTION 9.06.    Record Date for Securityholder Acts. If the Company shall solicit from the Holders of Securities of any or all series any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, and authorization, directive, notice, consent, waiver or other act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, directive, notice, consent, waiver or other act may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such requests, demand, authorization, directive, notice, consent, waiver or other act, and for that purpose the Outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by the Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture no later than six months after the record date.

ARTICLE X

Securityholders’ Meetings

SECTION 10.01.    Purposes of Meetings. A meeting of Securityholders of Securities of any or all series may be called any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

(a)    to give any notice to the Company or to the Trustee, or to give any directions to the Trustee or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VII:

(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

(c)    to consent to the execution of an indenture or indentures supplement hereto pursuant to the provisions of Section 11.02; or

(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any of all series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 10.02.    Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of Securities of any or all series to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every such meeting of Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of the Securities of each series that may be affected by the action proposed to be taken at such meeting in the manner provided in Section 14.11. Such notice shall be given not less than 15 nor more than 90 days prior to the date fixed for such meeting.

SECTION 10.03.    Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in aggregate principal amount then Outstanding of the Securities of any or all series affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Holders of Securities of any or all series, as the case may be, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 30 days after receipt of such request, then the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by giving notice thereof as provided in Section 10.02.

SECTION 10.04.    Qualifications for Voting. To be entitled to vote at any meetings of Securityholders a person shall (a) be a Holder of one or more Securities of a series affected by the action proposed to be taken or (b) be a person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 10.05.    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Securityholders as provided in Section 10.03, in which case the Company or Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 9.04, at any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities (in the case of Original Issue Discount Securities, such principal amount is to be determined as provided in the definition of “Outstanding”), or the equivalent thereof in any foreign currency or units, held or represented by such Securityholder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding, which ruling shall be conclusive and binding for purposes of such vote. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by such chairman or instrument in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Securityholders. At any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or Section 10.03, the presence of persons holding or representing Securities in an aggregate principal amount sufficient to take action on any business for the transaction for which such meeting was called shall constitute a quorum. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 10.06.    Voting. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of Securities or of their representatives by proxy and the principal amount of Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07.    Right of Trustee or Securityholders Not Delayed. Nothing in this Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Securities of any or all series under any of the provisions of this Indenture or of the Securities.

ARTICLE XI

Supplemental Indentures

SECTION 11.01.    Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article XII;

(b)    to make any change that would provide any additional rights or benefits to the Holders of Securities of any series (including to secure Securities of any series, add guarantees with respect thereto, to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of the Securities of any or all series, as the case may be, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default with respect to such series of Securities permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth); provided, however, that in respect of any such additional covenant, restriction or condition with respect to such series of Securities such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default;

(c)    to provide for the issuance under this Indenture of Securities of any series in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(d)    to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the Holders of the Securities of any series in any material respect;

(e)    to evidence and provide for the acceptance of appointment by another person as a successor trustee hereunder with respect to any series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 8.11;

(f)    to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(g)    to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(h)     to conform the text of this Indenture or the terms of the Securities of any series to any corresponding provision of the prospectus, prospectus supplement, offering memorandum, offering circular, term sheet or other document pursuant to which such Securities were offered and setting forth the final terms of such Securities; and

(i)    to establish the form or terms of Securities of any series, as permitted by Sections 2.01 and 2.02.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities of the affected series at the time Outstanding, notwithstanding any of the provisions of Section 11.02.

SECTION 11.02.    Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Section 9.01) of the Holders of at least a majority in aggregate principal amount of the Securities of any series at the time Outstanding that would be affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such series), the Company, when authorized by resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall (a) extend the fixed maturity of any Security of such series, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any provision thereon, extend the time of or reduce the amount of any mandatory sinking fund payment, reduce the amount payable upon the redemption of any Security or accelerate the time at which such Security may be redeemable, or make the principal of any Security or any premium or interest thereon payable in any coin or currency other than that provided for in the Securities of such series, waive a Default or Event of Default in the payment of principal of or any premium or interest on the Securities of any series (except a rescission of acceleration of the Securities issued under this Indenture by the Holders of at least a majority in aggregate principal amount of the Securities of such series then Outstanding with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration) or impair the rights of the Securityholders to institute suit for the enforcement of any payment of principal of or premium, if any, or interest on any Security of such series, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Securities of such series then Outstanding.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Company, accompanied by a Company Order, a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities of any series under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 11.02, the Company shall give notice in the manner provided in Section 14.11, setting forth in general terms the substance of such supplemental indenture, to all Holders of Securities of the affected series. Any failure of the Company to give such notice, or any defect therein shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 11.03.    Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of the Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 11.04.    Notation on Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI may, but are not required to, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform in the opinion of the Trustee and the Board of Directors to any modification of this Indenture contained in any such supplemental indenture may, but are not required to, be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

SECTION 11.05.    Evidence of Compliance of Supplemental Indenture To Be Furnished Trustee. The Trustee, subject to the provisions of Sections 8.01 and 8.02, shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.

SECTION 11.06.    Subordination Unimpaired. Notwithstanding anything to the contrary in this Article XI, this Indenture may not be amended to alter the subordination of any of the Securities without the written consent of each holder of Senior Debt then outstanding that would be adversely affected thereby.

ARTICLE XII

Consolidation, Amalgamation Merger, Conveyance, Transfer, Sale or Lease

SECTION 12.01.    Company May Consolidate, etc., Only on Certain Terms. The Company shall not amalgamate or consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a)    the Person (if other than the Company) formed by or resulting from any such consolidation, amalgamation or merger, or the Person which shall have purchased or received the transfer or conveyance of, or which leases, the properties and assets of the Company substantially as an entirety, shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or Canada, any State, province or territory thereof, or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing.

Notwithstanding Section 12.01(b), the Company may merge, consolidate or amalgamate with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

SECTION 12.02.    Successor Person To Be Substituted. Upon any consolidation or merger of the Company, or any sale or transfer of the properties and assets of the Company substantially as an entirety, in accordance with Section 12.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale or transfer is made shall succeed to and be fully substituted for the Company, with the same effect as if it had been named herein as the Company and the Company shall thereupon be released from all obligations hereunder and under the Securities, and the Company as the predecessor Person may thereupon or at any time thereafter be dissolved, wound up or liquidated; provided that in the case of a lease of the Company’s property and assets substantially as an entirety, the predecessor Person shall not be released from its obligation to pay principal and interest on the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Barrick Gold Corporation any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 12.03.    Opinion of Counsel To Be Given Trustee. The Trustees, subject to Sections 8.01 and 8.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, transfer or lease complies with the provisions of this Article XII.

ARTICLE XIII

Immunity of Incorporators, Shareholders, Officers and Directors

SECTION 13.01.    Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, past, present or future, of the Company or any successor Persons, either directly or through the Company or any such successor Persons, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

ARTICLE XIV

Miscellaneous Provisions

SECTION 14.01.    Provisions Binding on Company’s Successors. Subject to Article XII, all the covenants, stipulations, promises and agreements made by the Company in this Indenture shall bind its successors and assigns whether so expressed or not.

SECTION 14.02.    Official Acts by Successor Person. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

SECTION 14.03.    Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Securityholders on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Barrick Gold Corporation, Brookfield Place, TD Canada Trust Tower, Suite 3700, 161 Bay Street, P.O. Box 212, Toronto, Ontario, Canada, M5J 2S1, to the attention of the Treasurer. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee, which at the time of execution hereof is located at                     , Attention:                    . The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons reasonably believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or any Person. The Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company or any Person; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions, other than through the Trustee’s negligence or wilful misconduct. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 14.04.    Governing Law; Waiver of Jury Trial. This Indenture and each Security shall be governed by, and construed in accordance with, the laws of the State of New York. THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR ANY TRANSACTION CONTEMPLATED THEREBY.

SECTION 14.05.    Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture, the Company (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed,                     ,                     as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to any Securities issued by it or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 7.04, by any Holder of Securities in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and (iii) agrees that service of process upon                    and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 14.03 and in the manner specified in Section 14.03), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of                    in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

SECTION 14.06.    Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that each person making such certificate or opinion has read such covenant or condition and the definitions relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (c) a statement that, in the opinion of each such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company.

Any certificate, statement or opinion of any officer of the Company, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants.

Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 14.07.    Business Days. In any case where the date of maturity of interest on, if any, or principal of any Security or the date fixed for redemption of any Security is not a Business Day, then payment of such interest or principal or premium, if any, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity of the date fixed for redemption, and, in the case of payment, no interest shall accrue for the period from and after such date.

SECTION 14.08.    Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 through 317, inclusive, of the Trust Indenture Act, such required provision shall control.

SECTION 14.09.    Table of Contents, Headings, etc. The table of contents, the cross reference table and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.10.    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

SECTION 14.11.    Manner of Notice to Securityholders. Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent by electronic transmission, to each Holder affected by such event, at his address or email address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice; provided that notices given to Holders of Global Securities may be given through the facilities of the Depositary. In any case where notice to Holders is given, neither the failure to send such notice, nor any defect in any notice so sent, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 14.12.    Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders and the holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 14.13.    Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.

SECTION 14.14.    U.S.A. Patriot Act. The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

ARTICLE XV

Subordination of Securities

SECTION 15.01.    Agreement to Subordinate. The Company covenants and agrees, and each Holder of a Security issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article XV; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the principal of (and premium, if any) and interest on all Securities issued hereunder shall, to the extent and in the manner set forth herein, be subordinated and subject in right to the prior payment in full of all Senior Debt.

SECTION 15.02.    Payments to Holders of Securities. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, in respect of the Company or substantial part of its assets, (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution or other winding up event.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

For purposes of this Article XV only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation or other entity provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are pursuant to the provisions in this Article XV. The consolidation or amalgamation of the Company with, or the merger of the Company into, another legal entity or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another legal entity upon the terms and conditions provided in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this section if such other corporation shall, as a part of such consolidation, amalgamation, merger, conveyance or transfer, comply with the conditions stated in Article XII.

SECTION 15.03.    No Payment When Senior Debt is in Default. Subject to the last paragraph of this Section 15.03, (a) in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt beyond any applicable grace period with respect thereto (but not if such default in payment shall have been cured or waived or shall have ceased to exist) or (b) in the event that the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to have declared such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable by reason of an event of default (but not if such declaration of acceleration shall have been rescinded or annulled), then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities, other than pursuant to their conversion, if any; provided, however, that nothing in this Section 15.03 shall prevent the satisfaction of any sinking fund payment in accordance with Article III by delivering and crediting pursuant to Section 3.03 Securities which have been acquired (upon redemption or otherwise) prior to such default in payment.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the provisions of this Section 15.03, and if such fact shall, at or prior to the time of such payment, has been made known to the Trustee or, as the case may be, such Holder, then such payment shall be paid over and delivered forthwith to the Company.

SECTION 15.04.    Payment Permitted in Certain Situations. Nothing contained in this Article XV or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 15.02 or under the conditions described in Section 15.03, from making payments at any time of or on account of the principal of (and premium, if any) or interest on the Securities or on account of the purchase or other acquisition of the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article XV.

SECTION 15.05.    Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article XV (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to the indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XV, and no payments over pursuant to the provisions of this Article XV to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

SECTION 15.06.    Provisions Solely to Define Relative Rights. The provisions of this Article XV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company (other than the holders of Senior Debt) or (c) prevent the Trustee or any Securityholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Securityholder.

SECTION 15.07.    Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XV and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 15.08.    No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 15.09.    Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist.

Subject to the provisions of Section 8.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 15.10.    Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Section 8.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

SECTION 15.11.    Trustee not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XV or otherwise.

SECTION 15.12.    Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.06.

SECTION 15.13.    Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XV shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XV in addition to or in place of the Trustee.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BARRICK GOLD CORPORATION

by
Name:
Title:

as Trustee

by
Name:
Title:

[Signature Page to Indenture]

[FORM OF FACE OF SECURITY]

BARRICK GOLD CORPORATION

[Global Securities Legend]

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 11.04 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 2.01(c) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Form of Face of Security]

BARRICK GOLD CORPORATION

[●]% SUBORDINATED NOTES DUE [●]

CUSIP No.

ISIN No.

No.

Barrick Gold Corporation, a corporation duly organized and existing under the laws of the Province of Ontario (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of [$         (          dollars)] / [insert if Global Security: the principal amount set forth on the Schedule of Exchanges of Interests in Global Securities attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the within mentioned Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby,] on                     , and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually                      on and                      in each year, commencing                     , at the rate of     % per annum, until the principal hereof is paid or made available for payment, provided, however that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the or (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a date to be fixed by the Company for the payment of such Defaulted Interest (a “Special Record Date”), notice whereof shall be given to Holder of Securities of this series not less than 15 days prior to such Special Record Date.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture referred to or the reverse hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BARRICK GOLD CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

,
AS TRUSTEE

By:
Authorized Signatory

[Form of Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of             , 201   (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and                     , as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $        .

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate in right of payment to all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

The Securities of this series shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in the Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, past, present or future, of the Company or any successor Persons, either directly or through the Company or any such successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. Each Holder by accepting a Security waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your
Signature:	(Sign exactly as your name appears on the other side of this Security)

Your
Name:

Date:

Signature	*
Guarantee:

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial Outstanding principal amount of this Global Security is $        .

The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security, or exchanges or purchases of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Notation of authorized representative of Trustee or Securities Custodian